AMENDMENT NO.1
TO
AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment No. 1 to Amended and Restated Executive Employment Agreement (this “Amendment”) is made as of the 11th day of January, 2010, by and between STAAR Surgical Company, a Delaware corporation (“STAAR”), and Barry G. Caldwell (“the Executive”), in reference to the following:

RECITALS

A. The Executive and STAAR are parties to an Amended and Restated Executive Employment Agreement dated December 31, 2008 (the “Agreement”), whereby STAAR agreed to retain the services of the Executive as its Chief Executive Officer, and the Executive agreed to render such services.

B. The Agreement provides reiumbursement for an apartment in the vicinity of STAAR’s offices until such time as the Executive relocates his principal residence from the Fort Worth, Texas area to Southern California, which has assisted the Excutive in devoting his full-time efforts to the management of STAAR.

C. Due to extraordinarily difficult conditions in the housing market since the Executive joined STAAR, it has not been practicable for the Executive to relocate his principal residence.

D. The parties wish to modify the terms of the Agreement to extend the availability of reimbursement for an apartment in the vicinity of STAAR for a limited period, pending relocation of the Executive’s principal residence, on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises stated above, the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

AGREEMENT

1. Section 3.5(a) of the Agreement is hereby replaced and restated in its entirety as follows:

“(a) Subject to Section 3.5(c) below, until such time as the Executive may relocate his principal residence to the vicinity of STAAR’s offices, STAAR will (i) during the 2010 calendar year reimburse the Executive for the cost of a serviced executive apartment in the vicinity of STAAR’s offices and pay for two round trips each month between California and Fort Worth, Texas for either the Executive or his spouse; and (ii) during the 2011 calendar year reimburse the Executive for 50% of such cost and pay for one such round trip each month.”

2. Section 3.5(c)(i) of the Agreement is hereby replaced and restated in its entirety as followsis hereby amended by replacing the words:

“(i) The eligible expenses or in-kind benefits provided for in clause (i) of Section 3.5(a) must be incurred or provided in the 2010 calendar year and the eligible expenses or in-kind benefits provided for in clause (ii) of Section 3.5(a) must be incurred or provided in the 2011 calendar year . All other eligible expenses or in-kind benefits provided for in this Section 3.5 must have been incurred or provided during the 2009 calendar year. All other eligible expenses or in-kind benefits provided for in this Agreement must be incurred or provided during the Term.”

3. Except as expressly modified by this Amendment, all terms, conditions and provisions of the Agreement shall continue in full force and effect as set forth in the Agreement. Except as otherwise modified or defined herein, all capitalized terms in this Amendment have the same meanings as set forth in the Agreement. In the event of a conflict between the terms and conditions of the Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail. Each party represents and warrants to the other party that this Amendment has been duly authorized, executed and delivered by it and constitutes a valid and legally binding agreement with respect to the subject matter contained herein. Each party agrees that the Agreement, as amended by this Amendment, constitutes the complete and exclusive statement of the agreement between the Parties, and supersedes all prior proposals and understandings, oral and written, relating to the subject matter contained herein. This Amendment shall not be modified or rescinded except in a writing signed by the Parties. This Amendment may be executed manually or by facsimile signature in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Amended and Restated Executive Employment Agreement, effective on the date first written above.

EXECUTIVE EMPLOYEE

/s/ Barry G. Caldwell
Barry G. Caldwell

STAAR SURGICAL COMPANY

/s/Deborah Andrews
Deborah Andrews
Vice President and Chief Financial Officer